Exhibit 5.1
[Letterhead of Irell & Manella LLP]
April 17, 2009
Pinnacle Entertainment, Inc.
3800 Howard Hughes Parkway
Las Vegas, NV 89169
Ladies and Gentlemen:
     We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the "Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company indicated on the Registration Statement as being additional registrants (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) on April 16, 2009 under the Securities Act of 1933, as amended (the “Securities Act”).
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     The Registration Statement relates to the issuance and sale from time to time by the Company (and, with respect to the Debt Guarantees (as defined below), by the Subsidiary Guarantors), on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company not to exceed an initial aggregate dollar amount of $1 billion, in amounts, at prices and on terms to be determined at the time of offering: (i) one or more series of debt securities of the Company which may take the form of senior debt securities (the “Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more classes or series; (iii) shares of common stock, $0.10 par value per share, of the Company, together with associated stock protection rights or similar rights, if applicable (“Common Stock”); (iv) depositary shares representing fractional shares of the Preferred Stock or other equity stock of the Company (“Depositary Shares”); (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (vi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Debt Guarantees”); (vii) rights to purchase of shares of the Company’s Debt Securities, common stock, preferred stock or other securities (“Rights”); (viii) purchase contracts obligating holders to purchase or sell the Company’s securities from or to the Company at a future date or dates (“Purchase Contracts”); (ix) units (“Units”) consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock, Rights, Depositary Shares or any combination of such securities; and (x) such indeterminate amount of securities of the Company as may be represented by or issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt

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Securities, Preferred Stock, Depositary Shares Warrants, Rights, Purchase Contracts or Units, as applicable, and as may be issued as a result of any stock split, stock dividend or similar event (the “Indeterminate Securities”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Debt Guarantees, the Rights, the Purchase Contracts, the Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”
     In connection with this opinion we have examined the Registration Statement and forms (filed as exhibits to the Registration Statement) of the senior indenture (the “Senior Debt Indenture”), senior subordinated indenture (the “Senior Subordinated Debt Indenture”) and subordinated indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture and Senior Subordinated Debt Indenture, the “Indentures,” and each an “Indenture”), in each case, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution to be named therein, as trustee, in connection with the issuance of any Debt Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others. With respect to an offering of any Offered Securities, we have assumed that the related Indenture and any agreement proposed to be entered into in connection with the Warrants, Purchase Contracts, Depositary Shares, Rights or Units, as applicable, will be governed by the laws of the State of New York.
     In rendering the opinions expressed herein, we have assumed that: (i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and will comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (ii) an applicable prospectus supplement will have been prepared and timely filed with the Commission describing the Offered Securities; (iii) all Offered Securities will be issued and sold in compliance with

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applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indentures, together with any supplemental indenture (each, a “Supplemental Indenture”) relating to a series of Debt Securities and any Debt Guaranties to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form as then filed with the Commission; (v) with respect to Debt Securities, the applicable trustee shall have been timely qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Statement of Eligibility of the Trustee on Form T-1 (“Form T-1”) will be timely filed with the Commission with respect to such trustee; (vi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion, exchange or otherwise of any Offered Securities), there will be sufficient Common Stock or Preferred Stock authorized under the Articles of Incorporation of the Company as in effect at the time thereof and not otherwise reserved for issuance; and (ix) with respect to any Offered Securities, any other proceedings that are required by applicable laws will be timely and properly completed in connection with such offering.
     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     1. With respect to any series of Debt Securities offered under an Indenture, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the Debt Securities to be issued under the Indenture and the terms of their issuance and sale have been duly established in conformity with the related Indenture, (iii) the Indenture and, if required, any Supplemental Indenture relating to such series of Debt Securities shall have been qualified under the TIA (and a Form T-1 shall have been properly filed with the Commission), and shall have been duly executed and delivered pursuant to the terms of such Indenture, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to duly authorize the issuance and terms of such series of Debt Securities and related matters and to duly authorize the execution and delivery of the Indenture and the Supplemental Indenture relating to such series of Debt Securities, (vi) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture and such Supplemental Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, and (vii) all of the foregoing actions have been taken

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so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such series of Debt Securities (including Debt Securities as may be represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Stock, Warrants, Rights, Purchase Contracts or Units, as applicable), when issued and sold in accordance with the Indenture and such Supplemental Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     2. With respect to any Debt Guarantees, when (i) a prospectus supplement and any other offering material with respect to the Debt Guarantees shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the Debt Guarantees to be issued under the Indenture and the terms of their issuance and sale have been duly established in conformity with the related Indenture, (iii) the appropriate corporate or entity action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of the Debt Guarantees, (iv) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, the Debt Guarantees with such terms are duly executed, endorsed, issued and delivered by duly authorized officers of the Subsidiary Guarantors and when the related Debt Securities are duly executed, delivered and authenticated in accordance with the Indentures under which they are issued and when payment of the agreed-upon consideration therefor is received, and (v) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantors, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantors, then, upon the happening of such events, such Debt Guarantees will be valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.
     3. With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (iii) such certificate of designation shall have been executed by duly authorized

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officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, (vi) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and (vii) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Preferred Stock (including Preferred Stock represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts or Units) will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     4. With respect to the shares of Common Stock, when (i) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the issuance of Common Stock, (iii) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (iv) Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, (v) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, and (vi) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Common Stock (including Common Stock represented by or duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Stock, Depositary Shares, Warrants, Rights, Purchase Contracts or Units) will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     5. With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to the Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the deposit agreement(s) under which the Depositary

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Shares are to be issued have been duly established and the deposit agreement(s) have been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement(s), (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of a deposit agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock or other equity stock of the Company, (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable deposit agreement and such corporate action, (vii) shares of Preferred Stock and other equity stock of the Company shall have been duly issued and delivered to the depositary in accordance with the deposit agreement, (viii) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares.
     6. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the warrant agreement(s) under which the Warrants are to be issued have been duly established and the warrant agreement(s) have been duly executed and delivered, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement, (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable warrant agreement and such corporate action, and (vii) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Warrants (including Warrants duly issued upon conversion, exchange, exercise or otherwise pursuant to the terms of any Debt Securities, Preferred Stock, Rights, Purchase Contracts or Units) will be validly issued and will

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constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     7. With respect to any Rights, when (i) a prospectus supplement and any other offering material with respect to the Rights shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the Rights to be issued have been duly established in conformity with the related rights agreement(s), (iii) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of a Rights Agreement, (iv) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (v) Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Rights Agreement and such corporate action, and (vi) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Rights will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     8. With respect to any series of Purchase Contracts, when (i) a prospectus supplement and any other offering material with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the purchase contract agreement under which the Purchase Contracts are to be issued have been duly established and the purchase contract agreement has been duly executed and delivered, (iii) the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement, (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of the purchase contract agreement (including a form of certificate evidencing the Purchase Contracts), (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the purchase contract agreement and such corporate action, and (vii) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Purchase Contracts will be validly

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issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     9. With respect to any series of Units, when (i) a prospectus supplement and any other offering material with respect to the Units shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly executed and delivered, (iii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement, (iv) the appropriate corporate action by the Company’s Board of Directors or a duly authorized committee thereof has been taken to authorize the form, terms, execution and delivery of the unit agreement (including a form of certificate evidencing the Units), (v) any legally required consents, approvals, authorizations and orders of the Commission and any other regulatory authorities are obtained, (vi) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the unit agreement and such corporate action, and (vii) all of the foregoing actions have been taken so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     The opinions set forth above (except for the opinions set forth in paragraphs 3 and 4 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and transfer, or similar laws affecting the rights of creditors and legal principles of general application; (b) the effect of general principles of equity, including principles of materiality, reasonableness and good faith, and the application of such equitable principles to limit the availability of equitable remedies, such as specific performance and injunctive relief (regardless of whether considered in a proceeding at law or in equity) (such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Company or the Subsidiary Guarantors to perform covenants); (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures; (f) the

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unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) we express no opinion on the effect on the enforceability of the Debt Guarantees against any Subsidiary Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Subsidiary Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Subsidiary Guarantor; (l) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (m) in the case of the Indentures, the Warrants (or related warrant agreement), the Depositary Shares (or related deposit agreement), the Purchase Contracts, the Debt Guarantees, any Certificates of Designations, any Units, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.
     We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York. The Offered Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the fact stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ IRELL & MANELLA LLP